Exhibit 99.1

Encore Capital Group Announces Second Quarter 2014 Financial Results;
Strong Collections Drive Record Quarter

•	Encore deploys $328 million worldwide, $162 million in core U.S. market

•	Collections increase 47%, to record $409 million

•	Estimated Remaining Collections increase to record $4.9 billion

•	GAAP EPS increases 95% to record $0.86

•	Non-GAAP Economic EPS increases 29% to record $1.10

•	Encore acquires Atlantic Credit & Finance servicing platform and portfolio

SAN DIEGO, August 7, 2014 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers and property owners across a broad range of assets, today reported consolidated financial results for the second quarter ended June 30, 2014.

“Encore delivered record performance in the second quarter,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Our strong growth in collections, which were up nearly 50 percent to over $400 million, drove record earnings per share. At the same time, our strategic capital investments enabled us to grow our Estimated Remaining Collections to $4.9 billion.

“Our results this quarter clearly show that our strategy of growing the core business, diversifying into new geographies and expanding into new asset classes is returning significant value to the business,” Vecchione said. “The acquisition of Atlantic Credit & Finance enhances our core business’s capabilities to collect on fresh, higher-balance accounts. Our geographic expansion continued to drive strong results this quarter, with nearly one fourth of our collections coming from the U.K. We also made great progress in the tax lien industry, with significant capital deployments following Propel’s previously announced acquisition of a nationwide tax lien portfolio and servicing platform. Together, these strategic moves have positioned Encore to thrive in a time of continued industry change and consolidation.”

In April, Encore successfully closed the acquisition of a controlling interest in Grove Holdings, the parent company of Grove Capital Management. Grove will provide Encore with a leadership position in the purchasing and servicing of individual voluntary arrangements, or IVAs, in the U.K.

In early May, Encore’s Propel Financial Services subsidiary completed the first securitization of its tax lien portfolio in Texas, diversifying liquidity sources and lowering its costs of funds. Also in the second quarter, Propel acquired a nationwide tax lien portfolio and servicing platform from a national acquirer of tax liens. The acquisition strengthens Propel’s established servicing platform and expands Propel’s reach to 22 states across the country.

This week, Encore acquired the servicing platform and portfolio of Atlantic Credit & Finance. Atlantic specializes in higher-balance, fresh paper collections, a new market segment for Encore. For further detail, please refer to the separate press release announcing this transaction issued by Encore at the close of the market today. Last week, Encore amended its revolving credit facility in the U.S., principally to facilitate the acquisition of Atlantic Credit & Finance, and to provide additional flexibility to invest in its subsidiaries.

Today Encore announced the appointment of Michael Monaco to its Board of Directors, effective
August 6. Monaco is a Senior Managing Director at CDG Group, LLC, and his past experience includes his service as Chairman and Chief Executive Officer of Accelerator, LLC, and as Executive Vice

Encore Capital Group, Inc.

President and Chief Financial Officer of the American Express Company. For further detail, please refer to the separate press release announcing this appointment issued by Encore at the close of the market today.

Financial Highlights for the Second Quarter of 2014:

•	Gross collections from the portfolio purchasing and recovery business grew 47% to $409.3 million, compared to $278.4 million in the same period of the prior year.

•
Investment in receivable portfolios in the portfolio purchasing and recovery business was $225.8 million, to purchase $3.1 billion in face value of debt, compared to $423.1 million, to purchase $68.9 billion in face value of debt in the same period of the prior year. Much of the debt purchase in the second quarter of 2013 was associated with Encore’s acquisition of Asset Acceptance Capital Corporation in its entirety.

•
Available capacity under Encore’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $419 million as of June 30, 2014, not including the $250 million additional capacity provided by the facility’s accordion feature. Total debt was $2.7 billion as of June 30, 2014, compared to $1.9 billion as of December 31, 2013.

•	Total revenues increased 72% to $269.2 million, compared to $156.1 million in the same period of the prior year.

•
Total operating expenses increased 51% to $190.7 million, compared to $126.2 million in the same period of the prior year. Adjusted Operating Expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, one-time charges, and acquisition and integration related expenses) per dollar collected for the portfolio purchasing and recovery business increased to 37.9%, compared to 37.8% in the same period of the prior year.

•
Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time charges, and acquisition and integration related expenses), increased 48% to $255.8 million, compared to $172.5 million in the same period of the prior year.

•	Total interest expense increased to $43.2 million, as compared to $7.5 million in the same period of the prior year, reflecting the financing of Encore’s recent acquisitions.

•
Net income attributable to Encore was $23.6 million, or $0.86 per fully diluted share, compared to net income attributable to Encore of $11.0 million, or $0.44 per fully diluted share, in the same period of the prior year.

•
Adjusted Income Attributable to Encore (defined as net income attributable to Encore excluding the noncontrolling interest, non-cash interest and issuance cost amortization, one-time charges, and acquisition and integration related expenses, all net of tax) increased to $29.1 million, compared to Adjusted Income Attributable to Encore of $21.2 million in the same period of the prior year.

•
Adjusted Income Attributable to Encore per Share (also referred to as Economic EPS) grew 29% to $1.10, compared to $0.85 in the same period of the prior year. In the second quarter, Economic EPS adjusts for approximately 1.0 million shares associated with convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes.

Conference Call and Webcast
The Company will hold a conference call today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss second quarter financial results.

Encore Capital Group, Inc.

Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call, please dial (877) 670-9781 or (631) 456-4378. The Conference ID is 76367232. To access the live webcast via the Internet, log on to the Investors page of the Company's website at www.encorecapital.com.
Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included Adjusted Income Attributable to Encore and Adjusted Income Attributable to Encore per Share (also referred to as Economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning Adjusted Operating Expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted Income Attributable to Encore, Adjusted Income Attributable to Encore per Share/Economic EPS, Adjusted EBITDA, and Adjusted Operating Expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
About Encore Capital Group, Inc.
Encore Capital Group, an international specialty finance company with operations spanning seven countries, provides debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans and purchases delinquent tax liens directly from selected taxing authorities. Through its subsidiaries in the United Kingdom, Cabot Credit Management, Marlin Financial Services and Grove Capital Management, the Company is a market-leading acquirer and manager of consumer debt in the United Kingdom, Spain and Ireland. Through its Refinancia subsidiary, the Company services distressed consumer debt in Colombia and Peru. Encore's success and future growth are driven by its sophisticated and widespread use of analytics, its broad investments in data and behavioral science, the significant cost advantages provided by its highly efficient operating model and proven investment strategy, and the Company's demonstrated commitment to conducting business ethically and in ways that support its consumers' financial recovery.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company's website or Cabot's website is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” "may," "believe," "projects," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all "forward-looking statements," the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Encore Capital Group, Inc.
Paul Grinberg (858) 309-6904
paul.grinberg@encorecapital.com

Bruce Thomas (858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$123,407	$126,213
Investment in receivable portfolios, net	1,987,985	1,590,249
Deferred court costs, net	45,577	41,219
Receivables secured by property tax liens, net	279,608	212,814
Property and equipment, net	58,839	55,783
Other assets	217,471	154,783
Goodwill	879,910	504,213
Total assets	$3,592,797	$2,685,274
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$163,958	$137,272
Debt	2,715,866	1,850,431
Other liabilities	99,209	95,100
Total liabilities	2,979,033	2,082,803
Commitments and contingencies
Redeemable noncontrolling interest	31,730	26,564
Redeemable equity component of convertible senior notes	10,488	—
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,631 shares and 25,457 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	256	255
Additional paid-in capital	116,037	171,819
Accumulated earnings	441,369	394,628
Accumulated other comprehensive gain	10,936	5,195
Total Encore Capital Group, Inc. stockholders’ equity	568,598	571,897
Noncontrolling interest	2,948	4,010
Total equity	571,546	575,907
Total liabilities, redeemable equity and equity	$3,592,797	$2,685,274
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”). These assets and liabilities are included in the consolidated statements of financial condition above.

	June 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$52,827	$62,403
Investment in receivable portfolios, net	1,002,980	620,312
Deferred court costs, net	4,317	—
Receivables secured by property tax liens, net	127,273	—
Property and equipment, net	14,816	13,755
Other assets	91,366	33,772
Goodwill	728,045	376,296
Liabilities
Accounts payable and accrued liabilities	$80,791	$47,219
Debt	1,699,343	846,676
Other liabilities	7,261	1,897

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues
Revenue from receivable portfolios, net	$248,231	$152,024	$485,799	$292,707
Other revenues	14,149	380	25,498	681
Net interest income	6,815	3,717	11,639	7,319
Total revenues	269,195	156,121	522,936	300,707
Operating expenses
Salaries and employee benefits	64,355	32,969	122,492	61,801
Cost of legal collections	50,029	44,483	99,854	86,741
Other operating expenses	22,041	13,797	48,464	27,062
Collection agency commissions	9,153	5,230	17,429	8,559
General and administrative expenses	38,282	27,601	74,976	43,943
Depreciation and amortization	6,829	2,158	12,946	4,004
Total operating expenses	190,689	126,238	376,161	232,110
Income from operations	78,506	29,883	146,775	68,597
Other (expense) income
Interest expense	(43,218)	(7,482)	(81,180)	(14,336)
Other income (expense)	75	(4,122)	340	(3,963)
Total other expense	(43,143)	(11,604)	(80,840)	(18,299)
Income before income taxes	35,363	18,279	65,935	50,298
Provision for income taxes	(14,010)	(7,267)	(25,752)	(19,838)
Net income	21,353	11,012	40,183	30,460
Net loss attributable to noncontrolling interest	2,208	—	6,558	—
Net income attributable to Encore Capital Group, Inc. stockholders	$23,561	$11,012	$46,741	$30,460

Earnings per share attributable to Encore Capital Group, Inc.:

Basic	$0.91	$0.46	$1.81	$1.28
Diluted	$0.86	$0.44	$1.68	$1.24

Weighted average shares outstanding:
Basic	25,798	23,966	25,774	23,707
Diluted	27,492	24,855	27,790	24,652

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Six Months Ended June 30,
	2014	2013
Operating activities:
Net income	$40,183	$30,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,946	4,004
Other non-cash interest expense	13,974	3,550
Stock-based compensation expense	9,551	5,180
Recognized loss on termination of derivative contract	—	3,630
Deferred income taxes	9,616	(3,297)
Excess tax benefit from stock-based payment arrangements	(10,756)	(3,848)
Reversal of allowances on receivable portfolios, net	(6,652)	(4,680)
Changes in operating assets and liabilities
Deferred court costs and other assets	(23,801)	(7,010)
Prepaid income tax and income taxes payable	(9,038)	(19,559)
Accounts payable, accrued liabilities and other liabilities	1,574	2,821
Net cash provided by operating activities	37,597	11,251
Investing activities:
Cash paid for acquisitions, net of cash acquired	(303,532)	(293,329)
Purchases of receivable portfolios, net of put-backs	(475,121)	(98,196)
Collections applied to investment in receivable portfolios, net	325,451	260,531
Originations and purchases of receivables secured by tax liens	(85,014)	(87,961)
Collections applied to receivables secured by tax liens	53,216	27,097
Purchases of property and equipment	(8,943)	(5,335)
Other	—	(5,530)
Net cash used in investing activities	(493,943)	(202,723)
Financing activities:
Payment of loan costs	(14,673)	(11,846)
Proceeds from credit facilities	679,872	514,065
Repayment of credit facilities	(732,857)	(228,175)
Proceeds from senior secured notes	288,645	—
Repayment of senior secured notes	(7,500)	(6,250)
Proceeds from issuance of convertible senior notes	161,000	150,000
Proceeds from issuance of securitized notes	134,000	—
Repayment of securitized notes	(8,793)	—
Proceeds from issuance of preferred equity certificates	20,596	—
Repayment of preferred equity certificates	(6,297)	—
Purchases of convertible hedge instruments	(33,576)	(15,750)
Repurchase of common stock	(16,815)	(729)
Taxes paid related to net share settlement of equity awards	(18,375)	(8,420)
Excess tax benefit from stock-based payment arrangements	10,756	3,848
Other, net	1,859	(610)
Net cash provided by financing activities	457,842	396,133
Net increase in cash and cash equivalents	1,496	204,661
Effect of exchange rate changes on cash	(4,302)	—
Cash and cash equivalents, beginning of period	126,213	17,510
Cash and cash equivalents, end of period	$123,407	$222,171
Supplemental disclosures of cash flow information:
Cash paid for interest	$54,672	$12,537
Cash paid for income taxes	37,805	40,513
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$3,766	$1,189

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore, Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended June 30,
	2014			2013
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income attributable to Encore, as reported	$23,561	$0.86	$0.89	$11,012	$0.44	$0.44
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	1,694	0.06	0.06	529	0.02	0.02
Acquisition and integration related expenses, net of tax	3,836	0.14	0.15	7,509	0.30	0.30
Acquisition related other expenses, net of tax	—	—	—	2,198	0.09	0.09
Adjusted income attributable to Encore	$29,091	$1.06	$1.10	$21,248	$0.85	$0.85

	Six Months Ended June 30,
	2014			2013
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income attributable to Encore, as reported	$46,741	$1.68	$1.76	$30,460	$1.24	$1.24
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	2,985	0.11	0.11	1,000	0.04	0.04
Acquisition and integration related expenses, net of tax	8,194	0.29	0.31	8,284	0.33	0.33
Acquisition related other expenses, net of tax	—	—	—	2,198	0.09	0.09
Adjusted income attributable to Encore	$57,920	$2.08	$2.18	$41,942	$1.70	$1.70

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information - continued

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP net income, as reported	$21,353	$11,012	$40,183	$30,460
Adjustments:
Interest expense	43,218	7,482	81,180	14,336
Provision for income taxes	14,010	7,267	25,752	19,838
Depreciation and amortization	6,829	2,158	12,946	4,004
Amount applied to principal on receivable portfolios	161,048	126,364	320,154	255,851
Stock-based compensation expense	4,715	2,179	9,551	5,180
Acquisition and integration related expenses	4,645	12,403	15,726	13,679
Acquisition related other expenses	—	3,630	—	3,630
Adjusted EBITDA	$255,818	$172,495	$505,492	$346,978

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP total operating expenses, as reported	$190,689	$126,238	$376,161	$232,110
Adjustments:
Stock-based compensation expense	(4,715)	(2,179)	(9,551)	(5,180)
Operating expenses related to non-portfolio purchasing and recovery business	(26,409)	(6,367)	(46,241)	(11,641)
Acquisition and integration related expenses	(4,645)	(12,403)	(15,726)	(13,679)
Adjusted operating expenses	$154,920	$105,289	$304,643	$201,610